EXHIBIT 8


                                    AGREEMENT


         This Agreement, dated as of May 1, 1998 (this "AGREEMENT") is entered into by and among PanAmSat Corporation (formerly known as Magellan International, Inc., the "COMPANY"), and the persons listed on the signature pages hereof (the "FORMER CLASS A STOCKHOLDERS").

                                    RECITALS
                                    --------

         A. The Company and the Former Class A Stockholders are parties to the Amended and Restated Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of May 16, 1997 by and among Company and the Stockholders (as defined therein). Capitalized terms which are not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement.

         B. Pursuant to the Registration Rights Agreement, the Company granted to Former Class A Stockholders certain rights with respect to registering shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         C. The Former Class A Stockholders desire to dispose of a substantial part, up to all of their shares of Common Stock (the "REGISTRABLE SHARES") over a period of time.

         D. The Company wishes to work with the Former Class A Stockholders to effect an orderly sale of Registrable Shares in a manner that maximizes value for the Former Class A Stockholders yet is coordinated with the Company's needs.

                                    AGREEMENT

         In consideration of the Recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. SHELF REGISTRATION STATEMENT. Subject to Section 3 hereof, the Company agrees to promptly register under and in accordance with the provisions of Rule 415 promulgated under the Securities Act, all of the Registrable Shares (a "SHELF REGISTRATION"). Within 45 days hereof, the Company shall file with the Securities and Exchange Commission (the "SEC"), and the Company shall thereafter use commercially reasonable efforts to cause to be declared effective, a registration statement on the appropriate form for registration and sale (the "REGISTRATION STATEMENT") of all of the

Registrable Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement to be kept continuously effective and usable for the resale of the Registrable Shares for a period of 180 days from the date on which the SEC declares the Registration Statement effective. The Shelf Registration shall be separate from any registration statement filed pursuant to the Registration Rights Agreement, and it is expressly agreed that the Shelf Registration is not and shall not be deemed to be a Demand Registration under the Registration Rights Agreement.

         2. REGISTRATION PROCEDURES. Section 5 of the Registration Rights Agreement is hereby incorporated by reference in its entirety, except that (a) references to Sections 2 and 3 shall mean references to Section 1 hereof, (b) references to Sections 2(b) and 3(c) shall be deleted, and (c) references to Holder therein shall mean the Former Class A Stockholders. Furthermore, the Company's obligations under Section 5(h) of the Registration Rights Agreements shall be subject to Section 3(c) hereof.

         3. AGREEMENTS OF STOCKHOLDERS. Each of the Former Class A Stockholders hereby jointly and severally agree as follows:

             (a) it will not give or cause any of its lawful representatives to give, any Demand Notice or take any other action that might cause the Company to be obligated to commence a Demand Registration of all or any part of the Registrable Shares for a period commencing on the date hereof and terminating 90 days hereafter; notwithstanding anything contained in this agreement to the contrary, nothing precludes a demand for an underwritten demand registration under the Registration Rights Agreement more than 90 days of the date hereof;

             (b) it will not take or cause its lawful representatives to take such actions and make such statements that, in the reasonable opinion of the Company, will communicate to the public securities markets that it will, in the immediate future, solicit bids for the Registrable Shares;

             (c) it will not take or cause its lawful representatives to take actions which are inconsistent with the letter dated May 1, 1998, which states that it intends to diversify its portfolios, the diversification of which is presently expected to include the sale of a substantial part of the shares of Common Stock currently held;

             (d) prior to soliciting bids for or agreeing to any sale of the Registrable Shares during the effectiveness of the Registration Statement, each Former Class A Stockholder or their lawful representative shall notify the Company, in writing, of its intention to consummate a sale, and if the Chief Executive Officer or the Chief Financial Officer of the Company determines that in such officer's reasonable judgment and good faith the sale would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Former Class A Stockholders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay, then the Former Class A Stockholders agree to delay such sale until such time as is reasonably determined by the Company;

             (e) it will not request the conversion of the Shelf Registration to a firm, underwritten offering until such time it is jointly determined by the Former Class A Stockholders, on the one hand, and the Company, on the other hand, that an underwritten offering would be advisable; and

             (f) nothing in this agreement shall prevent the Former Class A Stockholders from exercising their demand registration rights under the Registration Rights Agreement following 90 days of the date hereof.

         4. REGISTRATION EXPENSES. Section 6 of the Registration Rights Agreement is hereby incorporated by reference in its entirety except that references to Holder contained therein shall mean the Former Class A Stockholders.

         5. UNDERWRITTEN OFFERING. If at any time during the effectiveness of the Shelf Registration, it is determined by the Former Class A Stockholders that an underwritten offering would be advisable, then the Former Class A Stockholders holding a majority of the Registrable Shares shall select the institution or institutions that shall manage or lead such offering.

         6. INDEMNIFICATION. Section 8 of the Registration Rights Agreement is hereby incorporated by reference in its entirety except that references to each Holder contained therein shall mean each Former Class A Stockholder.

         7.  MISCELLANEOUS.

             a)           Sections  10(b),  (c),  (d),  (e), (f), (g), (h), (i),
                          (j), (k) and (l) of the Registration Rights Agreement are hereby incorporated by reference in their entirety except that references to Holders contained therein shall mean the Former Class A Stockholders; and

             (b) this Agreement is not intended and in no way amends the Registration Rights Agreement which will remain in full force and effect among the parties thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                             PANAMSAT CORPORATION
                                             By   /s/ James W. Cuminale
                                             -----------------------------------
                                             Name:   James W. Cuminale
                                                     Senior Vice President and
                                                     General Counsel


                                             FORMER CLASS A STOCKHOLDERS

                                             /s/ Mary Anselmo
                                             -----------------------------------
                                             Name:   MARY ANSELMO,  individually
                                                     and  as  a trustee  of  the
                                                     Article VII Trust created
                                                     by     the    RENE  ANSELMO
                                                     REVOCABLE    TRUST    DATED
                                                     JUNE   10,  1994   and   as
                                                     successor trustee under the
                                                     Voting   Trust    Agreement
                                                     dated  as   of February 28,
                                                     1995 and as a co-trustee of
                                                     the  RAYCE  ANSELMO   TRUST
                                                     DATED DECEMBER 23, 1991


                                             /s/ Frederick A. Landman
                                             -----------------------------------



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




                                             Name:   FREDERICK  A.  LANDMAN,  as
                                                     trustee of the Article  VII
                                                     Trust  created  by the RENE
                                                     ANSELMO   REVOCABLE   TRUST
                                                     DATED   JUNE  10, 1994  and
                                                     as  successor trustee under
                                                     the Voting Trust  Agreement
                                                     dated  as  of  February 28,
                                                     1995

                                             /s/ Lourdes Saralegui
                                             -----------------------------------
                                             Name:   LOURDES    SARALEGUI,    as
                                                     trustee of the Article  VII
                                                     Trust  created by the  RENE
                                                     ANSELMO   REVOCABLE   TRUST
                                                     DATED JUNE 10, 1994 and  as
                                                     a successor  trustee  under
                                                     the Voting Trust  Agreement
                                                     dated  as of  February  28,
                                                     1995

                                             /s/ Pier Landman
                                             -----------------------------------
                                             Name:   PIER LANDMAN,  individually
                                                     and as the sole trustee  of
                                                     the   CHLOE  LANDMAN  TRUST
                                                     DATED  JUNE  10,  1988  and
                                                     the  sole  trustee  of  the
                                                     RISSA  LANDMAN TRUST  DATED
                                                     JUNE 10, 1988

                                             /s/ Patrick J. Costello
                                             -----------------------------------
                                             Name:   PATRICK  J.  COSTELLO,   as
                                                     trustee  of  the  FREDERICK
                                                     A.   LANDMAN    IRREVOCABLE
                                                     TRUST  DATED  DECEMBER  22,
                                                     1995  and  as  a  successor
                                                     trustee   of    the   RAYCE
                                                     ANSELMO     TRUST     DATED
                                                     DECEMBER 23, 1991

                                             /s/ Reverge Anselmo
                                             -----------------------------------
                                            Name:    REVERGE     ANSELMO,     as
                                                     trustee of the  Article VII
                                                     Trust  created by  the RENE
                                                     ANSELMO   REVOCABLE   TRUST
                                                     DATED JUNE 10, 1994 and  as
                                                     a successor  trustee  under
                                                     the Voting  Trust Agreement
                                                     dated as  of  February  28,
                                                     1995

Pursuant to Section 10(m) of the Registration Rights Agreement, the undersigned hereby consents as of the date first written above to the execution and delivery of this Agreement. In addition, the undersigned hereby designates that all notices to be delivered pursuant to Section 10(b) of the Registration Rights Agreement or the Stockholders Agreement, dated as of May 16, 1997 (among the same parties), be delivered to Hughes Electronics Corporation, in the place of Hughes Communications, Inc. as follows:

Hughes Electronics Corporation
200 North Sepulveda Boulevard
P.O. Box 956
El Segundo, California  90245
Attention:   Robert Hall
             Assistant General Counsel
Facsimile:   (310) 416-1216

HUGHES COMMUNICATIONS, INC.


By
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  Title: